Exhibit 99.1

Neuronetics Announces the Amendment of Credit Facility with

Solar Capital Partners

Amendment provides Neuronetics with available and flexible funding options through 2022

MALVERN, Pa., December 8, 2020 – Neuronetics, Inc. (NASDAQ: STIM), a commercial stage medical technology company focused on designing, developing and marketing products that improve the quality of life for patients who suffer from psychiatric disorders, today announced it has amended its term loan agreement with its current lenders, investment affiliates managed by Solar Capital Partners, LLC (Solar). The amendment includes the resetting of certain revenue covenants, and the dividing of the second tranche of the term loan, originally $15.0 million, into three separate $5.0 million tranches.

On March 2, 2020, Neuronetics entered into a credit facility agreement with Solar which provided the Company with up to $50.0 million in term loans, available in two separate tranches, a Term A Loan of up to $35.0 million, and a Term B Loan of up to $15.0 million. On March 2, 2020, the Company drew down all $35.0 million available to it under the Term A Loan, and simultaneously prepaid and terminated its previous $30.0 million credit agreement with Oxford Finance, which was partially funded using the proceeds from the initial tranche of the Solar facility.

The Term B Loan was originally set to allow for the Company to borrow up to $15.0 million in a single tranche upon the achievement of a specific trailing twelve-month net product revenue target. The Amendment permits the Company to borrow, at its election, up to $15.0 million in three separate $5.0 million tranches (Term B, C, and D Loans). The three tranches are available through June 20, 2021, December 20, 2021, and June 20, 2022, respectively, based on the achievement of agreed upon trailing twelve-month net product revenue targets for each tranche.

The agreement also reduced the trailing twelve-month net product revenue requirement for the Term B Loan portion of the facility. Subject to certain conditions, the Company has the ability to extend the interest only period on the initial Term A Loan to 36 months from 24 months upon achieving the revenue targets associated with the Term B Loan.

“We are very pleased to have amended our credit facility with Solar. Given the disruption that COVID-19 caused earlier in the year, we worked with Solar to update our facility to allow us greater flexibility to pursue our growth strategy going forward,” said Steve Furlong, Chief Financial Officer of Neuronetics. “Solar has been a great partner to us, and we look forward to working together as we seek to leverage the strength of our balance sheet to drive the continued adoption and utilization of the NeuroStar® Advanced Therapy system to bring relief to patients suffering from psychiatric disorders.”

“We are very happy to amend the term of Neuronetics’ debt facility to help support the Company’s continued commercial growth for years to come,” said Anthony Storino, Head of Solar Capital’s Life Science Lending platform. “We look forward to continuing our relationship with the Neuronetics team and supporting their efforts to help patients suffering from depression, which we believe is critical for the mental health of Americans, both during and after the COVID-19 pandemic.”

About Solar Capital Partners

Solar Capital Partners, LLC (“Solar Capital Partners”) is an SEC-registered investment adviser that primarily invests directly in leveraged, U.S. middle market companies in the form of cash flow and asset-based senior secured investments. Solar Capital Partners manages over $7 billion of investable capital, including serving as the investment adviser to two publicly-traded business development companies, Solar Capital Ltd. and Solar Senior Capital Ltd. Solar Capital Partners’ life science lending business provides financing solutions for later-stage bio-pharma, medical device, healthcare IT and healthcare services companies, both venture-backed private and public, and from pre-revenue clinical to early commercial stage. For more information, please visit https://www.solarcapitalpartnersllc.com/Financial-Solutions/Life-Science-Lending

About Neuronetics

Neuronetics, Inc. is a commercial-stage medical technology company focused on designing, developing, and marketing products that improve the quality of life for patients who suffer from psychiatric disorders. Its commercial product, the NeuroStar® Advanced Therapy System, is a non-invasive and non-systemic office-based treatment that uses transcranial magnetic stimulation, or TMS, to create a pulsed, MRI-strength magnetic field that induces electrical currents designed to stimulate specific areas of the brain associated with mood. The system is cleared by the United States Food and Drug Administration, or FDA, for the treatment of major depressive disorder in adult patients who have failed to achieve satisfactory improvement from prior antidepressant medication in the current episode. NeuroStar is also available in other parts of the world, including Japan, where it is listed under Japan’s national health insurance. Additional information can be found at www.neuronetics.com.

“Safe harbor” statement under the Private Securities Litigation Reform Act of 1995:

Statements in the press release regarding Neuronetics, Inc. (the “Company”) that are not historical facts constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements may be identified by terms such as “outlook,” “potential,” “believe,” “expect,” “plan,” “anticipate,” “predict,” “may,” “will,” “could,” “would” and “should” as well as the negative of these terms and similar expressions. These statements are subject to significant risks and uncertainties and actual results could differ materially from those projected. The Company cautions investors not to place undue reliance on the forward-looking statements contained in this release. These risks and uncertainties include, without limitation, risks and uncertainties related to: the impact of COVID-19 on general political and economic conditions, including as a result of efforts by governmental authorities to mitigate COVID-19, such as travel bans, shelter in place orders and third-party business closures and the related impact on resource allocations, manufacturing and supply chains and patient access to commercial products; the Company’s ability to execute its business continuity, operational and budget plans in light of the COVID-19 outbreak; the Company’s ability to achieve or sustain profitable operations due to its history of losses; the Company’s reliance on the sale and usage of its NeuroStar Advanced Therapy System to generate revenues; the scale and efficacy of the Company’s salesforce; availability of coverage and reimbursement from third-party payors for treatments using the Company’s products; physician and patient demand for treatments using the Company’s products; developments in respect of competing technologies and therapies for the indications that the Company’s products treat; product defects; the Company’s ability to obtain and maintain intellectual property protection for its technology; developments in clinical trials or regulatory review of NeuroStar Advanced Therapy System for additional indications; and developments in regulation in the United States and other applicable jurisdictions. For a discussion of these and other related risks, please refer to the Company’s recent SEC filings which are available on the SEC’s website at www.sec.gov. These forward-looking statements are based on the Company’s expectations and assumptions as of the date of this press release. Except as required by law, the Company undertakes no duty or obligation to update any forward-looking statements contained in this press release as a result of new information, future events or changes in the Company’s expectations.

Investor Contact:

Mark R. Klausner

Westwicke Partners

443-213-0501

ir@neuronetics.com

Media Contact:

Chelsey Manko

Vault Communications

610-455-2778

cmanko@vaultcommunications.com